UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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ANIKA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Anika Therapeutics, Inc.
32 Wiggins Avenue
Bedford, Massachusetts 01730

Notice of Annual Meeting of Stockholders to be Held on June 5, 2014

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Anika Therapeutics, Inc. ("Anika" or the "Company"), a Massachusetts corporation, will be held at the Company’s corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts on Thursday, June 5, 2014, at 11:30 a.m. local time for the following purposes:

1.
To elect two (2) Class III directors nominated by the Board of Directors, each to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year;

3.	To consider and approve an advisory vote regarding the compensation of the Company’s Named Executive Officers; and

4.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposal 1 relates solely to the election of two (2) Class III directors nominated by the Board of Directors and does not include any other matter relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on April 7, 2014 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on that date will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com by following the instructions on the Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card in the enclosed envelope. You may also vote via telephone by visiting www.proxyvote.com and following the instructions on the website or, if you have requested the proxy materials by mail, by following the instructions on the proxy card. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in the Notice and in the Company’s Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.  Regardless of the number of shares you own, your vote is important.

In addition to their availability at www.proxyvote.com, the Company’s Proxy Statement and a form of proxy, together with its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available for viewing, printing and downloading at http://www.anikatherapeutics.com/proxy2014.

By Order of the Board of Directors,

Sylvia Cheung
Chief Financial Officer & Secretary

Bedford, Massachusetts
April 23, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE YOUR PROXY AS INDICATED ABOVE.  YOUR PROXY IS REVOCABLE UP TO THE TIME SET FORTH IN THE COMPANY’S PROXY STATEMENT, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

2014 Proxy

Anika Therapeutics, Inc.
32 Wiggins Avenue
Bedford, Massachusetts 01730

Proxy Statement for
The Annual Meeting of Stockholders
To Be Held on Thursday, June 5, 2014

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors,” or the “Board”) of Anika Therapeutics, Inc. (“Anika Therapeutics,” the “Company,” “we,” “us,” or “our”), a Massachusetts corporation, for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts 01730 on Thursday, June 5, 2014, at 11:30 a.m. local time and at any adjournment or postponement thereof. At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:

1.
To elect two (2) Class III directors nominated by the Board of Directors, each to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year;

3.	To consider and approve an advisory vote regarding the compensation of the Company’s Named Executive Officers; and

4.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposal 1 relates solely to the election of two (2) Class III directors nominated by the Board of Directors and does not include any other matter relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

This proxy statement, the accompanying notice of the Annual Meeting, the form of proxy and Anika Therapeutics’ Annual Report are first being made available to stockholders on or about April 23, 2014. Our Annual Report, however, is not a part of the proxy solicitation materials. The Board of Directors has fixed the close of business on April 7, 2014 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on the record date will be entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 14,608,502 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock as of the close of business on the record date will be entitled to one vote per share.

This year, pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have again elected to provide access to our proxy materials over the Internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials (the “Notice”) to certain of our stockholders (excluding those stockholders who previously have requested that they receive electronic or paper copies of our proxy materials). Stockholders have the ability to access our proxy materials on the website referred to in the Notice or to request a printed set of our proxy materials at no charge. Instructions on how to access our proxy materials over the Internet and how to request a printed copy of our proxy materials may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this process should expedite your receipt of our proxy materials and reduce the environmental impact of our Annual Meeting.

You may vote via the Internet at www.proxyvote.com by following the instructions in the Notice you received in the mail and which are also provided on that website; or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card. You may also vote via telephone by visiting www.proxyvote.com and following the instructions on the website or, if you have requested the proxy materials by mail, by following the instructions on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously voted by telephone, via the Internet or returned a proxy card by mail. If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; (c) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the Annual Meeting.

All properly authorized proxies received and not revoked prior to or at the Annual Meeting will be voted in accordance with the stockholders’ instructions by the persons named as proxies. If no voting instructions are specified, properly executed proxies will be voted (i) “for” the election of the nominees for director listed in this proxy statement, (ii) "for" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, and (iii) “for” approval of the resolution regarding the compensation of the Company’s Named Executive Officers.  If other matters are validly presented, proxies will be voted in accordance with the discretion of the persons named as proxies.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies withholding authority or marked as abstaining from a particular matter will be treated as present for purposes of determining whether a quorum is present for the Annual Meeting, but will not be counted as voting on any proposal for which authority is withheld or an abstention is indicated. If your common stock is held by a broker, bank or other nominee (i.e., in “street name”) and you fail to give instructions as to how you want your shares voted (a “non-vote”), the broker, bank or other nominee may in certain circumstances, but is not required to, vote the shares at their own discretion; however, in certain circumstances a broker will not be permitted to vote such shares at its own discretion. Proxies returned by brokers as “non-votes” on behalf of shares held in street name will be counted only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal to approve the election of directors, except to the extent that the failure to vote for an individual in the election of directors results in another individual receiving a larger percentage of votes. For each other matter before the Annual Meeting, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on such proposals.

Proposal 1 (election of directors) requires the affirmative vote of a plurality of votes cast by the holders of Common Stock entitled to vote at the election. In a plurality election, votes may only be cast “for” or “withheld;” votes that are “withheld” from the nominees will not be voted in favor of the election of such nominees. For each of Proposal 2 (the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2014 fiscal year) and Proposal 3 (advisory vote regarding the compensation of the Company’s Named Executive Officers), the affirmative vote of the holders of a majority of shares of Common Stock present or represented at the Annual Meeting and voting on the matter is required. With respect to each of Proposal 2 and Proposal 3, stockholders may vote “for,” “against” or “abstain.”

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on June 5, 2014:  This proxy statement, a form of proxy, and our Annual Report to Stockholders are available at http://www.anikatherapeutics.com/proxy2014.  In addition, directions to the 2014 Annual Meeting of Stockholders are also available at http://www.anikatherapeutics.com/proxy2014.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by our stockholders at each annual meeting. Dr. Bower and Mr. Thompson serve as Class I Directors with a term of office expiring at the 2015 Annual Meeting. Messrs. Land and Moran serve as Class II Directors with a term of office expiring at the 2016 Annual Meeting. Mr. Wheeler and Dr. Sherwood serve as Class III Directors with a term of office expiring at the 2014 Annual Meeting.

Mr. Wheeler and Dr. Sherwood are our Board of Directors’ nominees for election to the Board of Directors at the Annual Meeting. The Class III Directors will be elected to hold office until the 2017 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-laws of Anika Therapeutics, to elect Mr. Wheeler and Dr. Sherwood as Class III Directors. If any of the Class III Directors becomes unavailable or declines to serve, the persons acting under the accompanying proxy may vote the proxy for the election of a substitute in their discretion. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Vote Required

The election of a director requires the affirmative vote of a plurality of votes cast by the holders of common stock entitled to vote at the election. In a plurality election, votes may only be cast “for” or “withheld;” votes that are “withheld” from the nominees will not be voted in favor of the election of such nominees. This means that the two persons receiving the highest number of “for” votes will be elected as directors.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES OF THE BOARD AS DIRECTORS OF THE COMPANY.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE.

Information Regarding the Directors

The following table sets forth the name of each director, including the nominees for Class III Director, his age and the year in which he became a director of Anika Therapeutics, Inc.

Director Name	Age	Director Since	Term Expires
Class I Directors:
Joseph L. Bower	75	1993	2015
Jeffery S. Thompson	48	2011	2015
Class II Directors:
Raymond J. Land	69	2006	2016
John C. Moran	61	2006	2016
Class III Directors:
Steven E. Wheeler	67	1993	2014
Charles H. Sherwood, Ph.D.	67	2002	2014

Dr. Bower joined the Board of Directors of Anika Therapeutics in February 1993 and has served as lead director since April 2005.  Since 2008, he has been the Baker Foundation Professor of Business Administration at Harvard Business School, and prior to 2008, he was the Donald Kirk David Professor of Business Administration.  Dr. Bower also serves as a director of Loews Corporation and the New America High Income Fund. During the past five years, Dr. Bower also served as a director of the TH Lee Putnam EOP Fund, Brown Shoe Company, Inc. and Sonesta International Hotels Corporation. Dr. Bower brings to the Board more than three decades of experience in corporate governance and management, during which he has written books and taught these subjects at the Harvard Business School. Additionally, he has consulted with numerous organizations on problems of strategy and organizational development, including strategic planning and succession planning. As a result, we believe he is well suited for his roles as lead director and as chair of our Compensation Committee.

Mr. Thompson joined Anika’s Board of Directors in January 2011. He is a Partner with HealthEdge Investment Partners, LLC (“HealthEdge”), a Tampa, Florida based private equity firm that provides strategic capital exclusively in the healthcare industry. Mr. Thompson currently serves as President, CEO, and Chairman of Enaltus, LLC, a Suwanee, Georgia based HealthEdge portfolio company specializing in unique skincare solutions, and as a Director of Infinity HomeCare, LLC, the LifeSync Corporation, and Advanced-Bio-Technologies, Inc., a wholly owned subsidiary of Sinclair Pharma, PLC, a publicly traded UK based skincare company. Prior to joining HealthEdge, he served as a Director and the Chief Operating Officer for Stiefel Laboratories, Inc. (“Stiefel”), the world’s largest independent pharmaceutical company specializing in dermatology. Prior to his COO role, he was Stiefel’s Senior Vice President U.S. Business Services and President of Glades Pharmaceuticals. Earlier in his career, Mr. Thompson held sales and business management positions at Bausch & Lomb Pharmaceuticals and SmithKline Beecham. Mr. Thompson is a graduate of the University of Pittsburgh. Mr. Thompson’s qualifications for membership on the Company’s Board include his prior experience in running a pharmaceutical company and his knowledge of the medical device industry, both of which provide our Board of Directors with product and business development perspectives and insights.

Mr. Land became a member of Anika Therapeutics’ Board of Directors in January 2006. He also serves as Chairman of the Board of BioAmber, Inc., a publicly traded company developing chemicals from renewable feedstocks, and a Director and Chairman of the Audit Committee of Mountain View Pharmaceuticals, Inc., a privately held company specializing in biopharmaceuticals. In 2010, Mr. Land retired as the Senior Vice President and Chief Financial Officer of Clarient, Inc., an advanced molecular diagnostics company. From June 2007 to June 2008, he was the Senior Vice President and Chief Financial Officer of Safeguard Scientifics, Inc., a venture capital firm. Prior to Safeguard Scientifics, Inc., Mr. Land held executive management and Chief Financial Officer positions at Medcenter Solutions, Inc., a global pharmaceutical marketing company where he was also a Board member, and Orchid Cellmark, a leading provider of identity of DNA testing services. Mr. Land previously served as Senior Vice President and Chief Financial Officer for Genencor International, Inc., a diversified biotechnology company focusing on bioproducts and healthcare, from 1997 until its acquisition in April 2005. From 1991 to 1996, he served as Senior Vice President and Chief Financial Officer for West Pharmaceutical Services, Inc. Previously, Mr. Land was with Campbell Soup Company, Inc. where for nine years he held increasingly senior financial positions and also served as General Manager of a frozen food division. Prior to joining Campbell Soup, he was with Coopers and Lybrand for nine years. Mr. Land is a Certified Public Accountant and has a degree in accounting and finance from Temple University. Mr. Land's qualifications for membership on the Company's Board include his extensive prior experience as chief financial officer at multiple companies, including several in the life science industry. He serves as the Chairman and designated financial expert on the Audit Committee.

 Mr. Moran joined the Board of Directors of Anika Therapeutics in December 2006. Mr. Moran was President, Chief Executive Officer, and Chairman of the Board of Core Essence Orthopaedics from 2009 to 2011. From 1997 to 2009, he was a private investor in a number of companies, mostly in the medical devices field. From 1990 to 1997, Mr. Moran served as the first President of Synthes Spine, a division of DePuy Synthes Spine, Inc., the leading skeletal fixation company in the world. Synthes Spine designs, manufactures and distributes implants and instruments for spinal disorders.  During Mr. Moran’s six-year tenure as President of Synthes Spine, sales grew from less than $1 million to more than $60 million annually.  Mr. Moran also serves as a director of each of Paradigm Spine LLC and Christini Technologies, Inc.  Mr. Moran received a Bachelor’s Degree from the University of Notre Dame, and holds a Master’s degree in business administration from the Harvard Business School. Mr. Moran’s qualifications for membership on the Company’s Board include his prior experience in running an orthopedic division and his knowledge of the medical device industry, which provides our Board of Directors with product and business development perspectives and insights.

Mr. Wheeler is President of Wheeler & Co., a private investment firm. He joined the Board of Directors of Anika Therapeutics in 1993. He is also currently a Director of Bariston Partners LLC, PingTone Communications, Inc. and HFF, Inc. Between 1993 and 1996, he was Managing Director and a Director of Copley Real Estate Advisors and President, Chief Executive Officer and a Director of Copley Properties, Inc., a publicly traded real estate investment trust. From 1991 to 1993, he was Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio. Earlier, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a Bachelor’s Degree in engineering from the University of Virginia, a Master’s Degree in nuclear engineering from the University of Michigan and a Master’s Degree in business administration from the Harvard Business School. Mr. Wheeler brings to our Board a broad understanding of business and finance matters, as well as over 20 years of experience with the Company as a member of its Board.

Dr. Sherwood was appointed Chief Executive Officer of Anika Therapeutics in March 2002, and became a member of the Board of Directors. Dr. Sherwood has served as President since June 2001. Dr. Sherwood previously served as Anika Therapeutics’ Chief Operating Officer beginning in June 2001, Vice President of Research and Development beginning in April 2000 and Vice President of Process Development and Engineering beginning in April 1998. Dr. Sherwood served as a consultant to Anika Therapeutics from January 1998 to April 1998. From 1995 to 1997, Dr. Sherwood was Senior Director of Medical Device Research and Development for Chiron Vision. In April 1995, Chiron Vision acquired IOLAB Corporation, a division of Johnson & Johnson where Dr. Sherwood had been Executive Director of Research and Development from 1993 to 1995, Director of Materials Characterization from 1989 to 1993 and Manager/Section Head from 1982 to 1989. Dr. Sherwood was also a part-time faculty member in the Department of Chemistry at the California State Polytechnic University, Pomona, California from 1984 to 1987. Dr. Sherwood received a B.S. in Chemical Engineering from Cornell University, and an M.S. and Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst. Dr. Sherwood also received a Certificate in Management from Claremont Graduate School.

The Board’s Role in Risk Oversight

The role of our Board of Directors in our Company’s risk oversight process includes receiving reports from management on areas of material risk to our Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the Company so that it can understand risk identification, risk management and risk mitigation strategies. When a committee receives a report from management, the Chairman of said committee reports on its review to the full Board. This enables the Board and its committees to coordinate the risk oversight role. Our Board of Directors also administers its risk oversight function through the required approval by the Board (or a committee of the Board) of significant transactions and other material decisions, and regular periodic reports from our Company’s independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal controls and financial reporting. As part of its charter, the Audit Committee discusses with management and our independent registered public accounting firm significant risks and exposures, as well as the steps management has taken to minimize those risks.

Board Leadership Structure

Dr. Bower serves as the Lead Director of the Company. Separating the Lead Director role and the Chief Executive Officer role allows our Chief Executive Officer to focus on strategic management of the day-to-day business of the Company, while allowing the Lead Director to focus on leading our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Lead Director, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent, non-executive director serving as the Lead Director, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role with appropriate independence.

Corporate Governance, Board Matters and Committees

The Board of Directors has determined that each of its incumbent members, except for Dr. Sherwood, is “independent” within the meaning of director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”) and the SEC. The Board of Directors based these determinations primarily on a review of the responses of each director to questions regarding employment and compensation history, affiliations and family and other relationships and on other relevant discussions with the directors.

Independent directors meet periodically in executive sessions without management participation. The executive sessions generally occur in connection with regularly scheduled meetings of the Board of Directors, committees of the Board of Directors and at other times the independent directors deem appropriate. The executive sessions are chaired either by the Lead Director or by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular meeting or portion of a meeting.

Anika Therapeutics’ Board of Directors met six (6) times during 2013. No director attended less than 80% of the aggregate of: (1) the total number of Board meetings, and (2) the total number of meetings held by all committees on which such director served. Our Annual Meeting of Stockholders is generally held to coincide with one of the Board’s regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the then current directors attended the 2013 Annual Meeting of Stockholders.

The Board of Directors currently has three standing committees:

●	Audit Committee;

●	Compensation Committee; and

●	Governance and Nominating Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The Audit Committee has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. You can find links to these materials in the corporate governance section of our website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee. The current members of the Audit Committee are Mr. Land, as Chairperson, Dr. Bower, and Mr. Moran. Messrs. Land and Moran and Dr. Bower served on the Audit Committee throughout 2013. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and has the requisite financial sophistication. In addition, the Board of Directors has determined that Mr. Land qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Land’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Land any duties, obligations or liability that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are, among other things, to (1) oversee the accounting and financial reporting processes of Anika Therapeutics and the audits of its financial statements, (2) take or recommend that the Board of Directors take appropriate action to oversee the qualifications, independence and performance of Anika Therapeutics’ independent registered public accounting firm, and (3) prepare an Audit Committee report as required by the SEC to be included in Anika Therapeutics’ annual proxy statement. The Audit Committee has direct authority to appoint, retain, oversee and, when appropriate, terminate Anika Therapeutics’ independent registered public accounting firm. The Audit Committee also has the responsibility to confer with the independent registered public accounting firm regarding the scope, method and result of the audit of our books and records, and to report the same to the Board of Directors and to establish and monitor a policy relative to non-audit services provided by the independent registered public accounting firm in order to ensure their independence.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Audit Committee holds separate sessions of its meetings, outside the presence of management, with Anika Therapeutics’ independent auditors in conjunction with each regularly scheduled Audit Committee meeting that the independent auditors participate in. The Audit Committee met nine (9) times during 2013.

Compensation Committee. The current members of the Compensation Committee are Dr. Bower, as Chairperson, Mr. Thompson, and Mr. Wheeler, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Messrs. Thompson and Wheeler and Dr. Bower served on the Compensation Committee throughout 2013. The Compensation Committee, among other things, exercises on behalf of the Board of Directors all of the Board’s responsibilities relating to the development and implementation of Anika Therapeutics’ compensation programs which provide incentives that further Anika Therapeutics’ long-term strategic plan with the goal of enhancing enduring stockholder value, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of Anika Therapeutics’ Chief Executive Officer, (2) determining, with the advice and assistance of the Chief Executive Officer, the compensation of Anika Therapeutics’ officers other than the Chief Executive Officer, (3) overseeing Anika Therapeutics’ overall compensation programs, including granting awards under Anika Therapeutics’ Second Amended and Restated 2003 Stock Option and Incentive Plan, as amended (the “Amended 2003 Plan”), (4) preparing a report on executive compensation to be included in Anika Therapeutics’ annual proxy statement, and (5) appointing, retaining, compensating, terminating and overseeing the work of any compensation consultant, legal counsel or other adviser, as well as considering the independence of any compensation consultant, legal counsel or other adviser. The Board of Directors has approved a written charter for the Compensation Committee, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Compensation Committee met five (5) times during 2013.

Governance and Nominating Committee. The current members of the Governance and Nominating Committee are Mr. Wheeler, as Chairperson, and Messrs. Moran and Land, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Messrs. Wheeler, Moran and Land served on the Governance and Nominating Committee throughout 2013. The Governance and Nominating Committee is primarily responsible for (1) recommending to the Board of Directors the criteria for Board and committee membership, and (2) identifying, evaluating and recommending nominees to stand for election as directors at each Annual Meeting of Stockholders, including incumbent directors and candidates recommended by stockholders. In addition, the Governance and Nominating Committee is responsible for annually reviewing and recommending to the Board of Directors compensation for non-employee directors, and for evaluating the performance of the Company’s Chief Executive Officer and each member of the Board. The Board of Directors has approved a written charter for the Governance and Nominating Committee, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Governance and Nominating Committee met five (5) times during 2013.

When considering candidates for director, the Governance and Nominating Committee takes into account a number of factors, including the following minimum qualifications: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders. In addition, the Governance and Nominating Committee will take into consideration such other factors as it deems appropriate, including any direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which Anika Therapeutics operates. The Company has adopted a retirement policy providing that directors will not be nominated for election to the Board of Directors after their 75th birthday. While the Company does not have a formal diversity policy, the Governance and Nominating Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Governance and Nominating Committee may also consider, among other things, the skills of the candidate, his or her availability, depth and breadth of experience or other background characteristics, and his or her independence. Depending upon the current needs of the Board, these and other factors may be weighed more or less heavily by the Governance and Nominating Committee.

The Governance and Nominating Committee will consider written recommendations from stockholders of Anika Therapeutics regarding potential candidates for election as directors. The Governance and Nominating Committee will review and evaluate the qualifications of director nominee candidates who have been recommended by stockholders in compliance with procedures established from time to time by the Governance and Nominating Committee and conduct such inquiries as it deems appropriate. The Governance and Nominating Committee will consider for nomination any proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualifications and other criteria for Board membership described above or otherwise approved by the Board from time to time.

Stockholders wishing to suggest a candidate for director should write to the Governance and Nominating Committee c/o Chief Executive Officer at Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730 and include:

●	The name and address of record of the stockholder;

●
A representation that the stockholder is a record holder of Anika Therapeutics’ common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with SEC Rule 14a-8(b)(2) of the Exchange Act;

●
The name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full years of the proposed director candidate;

●
A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

●	A description of all arrangements or understandings between the stockholder and the proposed director candidate;

●
The written consent of the proposed director candidate (1) to be named in the proxy statement relating to Anika Therapeutics’ Annual Meeting of Stockholders, (2) to have all required information regarding such candidate included in the proxy statement relating to Anika Therapeutics’ Annual Meeting of Stockholders filed pursuant to the rules of the SEC, and (3) to serve as a director if elected at such annual meeting; and

●	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

The Governance and Nominating Committee may solicit recommendations for candidates for directors from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms and such other sources as it deems appropriate, including stockholders. The Governance and Nominating Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

Communications with the Board of Directors

If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to the Board of Directors, or such individual director(s) c/o Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Executive Officer will be forwarded promptly to the appropriate addressee(s).

Code of Business Conduct

It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our Board of Directors has adopted the Anika Therapeutics, Inc. Code of Business Conduct and Ethics in order to clarify, disseminate, and enforce this policy. The Code of Business Conduct and Ethics applies to all of our officers, directors and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics can be viewed on the investor relations section of our website at www.anikatherapeutics.com under “Corporate Governance.” Please note that the information contained on the website is not incorporated by reference in, or considered to be part of, this proxy statement.

Transactions with Related Persons

It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Anika Therapeutics’ business interests. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Anika Therapeutics complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee’s procedures for reviewing related party transactions are not in writing.

In 2013, there were no related party transactions, except as follows: In connection with the acquisition of Anika Therapeutics S.r.l., formerly Fidia Advanced Biopolymers, (“Anika S.r.l.”) by Anika on December 30, 2009, we entered into a series of operating agreements with Fidia Farmaceutici S.p.A. (“Fidia”), Anika S.r.l.’s former parent entity. The agreements included a lease of laboratory, office, and warehouse space from Fidia, the supply of products and raw materials by Fidia, provision of services by Fidia, and promotion by Fidia of Anika S.r.l.'s products in Italy. The promotion agreement for Anika S.r.l.’s products in Italy was terminated in February of 2012 due to Fidia’s non-performance of its contractual minimums under the agreement. Fidia sold 100% of its ownership interest in Anika Therapeutics, Inc. common stock during the third and fourth quarters of 2013. As such, Fidia is no longer considered a related party to the Company as of December 31, 2013. Please see Note 17 to the consolidated financial statements contained in the Company's Annual Report on Form 10-K filed on March 13, 2014 for further details.

 BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of our common stock as of March 31, 2014, by:

●	Each director;

●	Each of the Named Executive Officers named in the Summary Compensation Table set forth under the caption “Executive Compensation;”

●	Each other person which is known by us to beneficially own 5% or more of our common stock; and

●	All current directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, MA 01730.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock Outstanding (2)
Joseph L. Bower	37,127	(3)	*
Raymond J. Land	21,488	(4)	*
John C. Moran	28,332	(5)	*
Jeffery S. Thompson	21,422	(6)	*
Steven E. Wheeler	56,207	(7)	*
Charles H. Sherwood, Ph.D.	672,366	(8)	4.43%
Carol A. Barnett	36,100	(9)	*
John W. Sheets, Jr., Ph.D.	10,000	(10)	*
Sylvia Cheung	125,650	(11)	*
Kevin W. Quinlan	101,156	(12)	*
All current directors and current executive officers as a group (10 persons)	1,109,848	(13)	6.56%
Other Principal Stockholders:
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	1,120,924	(14)	7.67%
Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	916,678	(15)	6.27%

*	Indicates less than 1%.

(1)
The number of shares deemed beneficially owned includes shares of common stock beneficially owned as of March 31, 2014. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options and stock appreciation rights held by the person in question refers to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2014. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)
The number of shares deemed outstanding includes 14,608,502 shares of common stock outstanding as of March 31, 2014, plus restricted stock granted and any shares subject to outstanding stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2014, held by the person or persons in question.

(3)
This amount includes (i) 6,116 shares of restricted stock units and 4,585 shares subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2014, and (ii) 2,000 shares owned by Dr. Bower’s spouse. The shares of restricted stock units are unvested and will be fully vested if the director leaves the Company in good standing.

(4)
This amount includes 6,116 shares of restricted stock units and 7,810 shares subject to stock appreciation rights that are exercisable within 60 days of March 31, 2014. The shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(5)
This amount includes 6,116 shares of restricted stock units and 6,040 shares subject to stock appreciation rights that are exercisable within 60 days of March 31, 2014. The shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(6)	This amount includes 7,165 shares of restricted stock units. The shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(7)
This amount includes 6,116 shares of restricted stock units and 4,585 shares subject to stock appreciation rights that are exercisable within 60 days of March 31, 2014. The shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(8)
This amount includes 558,780 shares subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2014 and 15,500 restricted stock awards vesting in four equal annual installments commencing January 2015.

(9)
This amount includes 30,000 shares subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2014 and 6,100 shares of restricted stock vesting in four equal annual installments commencing January 2015.

(10)	This amount includes 10,000 shares of restricted stock awards vesting in four equal annual installments commencing October 2014.

(11)
This amount includes 112,500 shares subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2014 and 6,100 shares of restricted stock vesting in four equal annual installments commencing January 2015.

(12)	The information presented for Mr. Quinlan, Former Chief Financial Officer, was as of September 23, 2013, based upon the most recent information available on that date.

(13)
This amount includes 31,629 shares of restricted stock units, 16,100 shares of unvested restricted stock awards, and 724,300 shares in the aggregate subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2014.

(14)
Such information is provided based on an amended Schedule 13G filed with the SEC on behalf of Blackrock, Inc. on January 28, 2014. Blackrock, Inc. has sole voting power with respect to 1,093,076 shares and sole dispositive power with respect to 1,120,924 shares.

(15)
Such information is provided based on an amended Schedule 13G filed with the SEC on behalf of Dimensional Fund Advisors LP on February 10, 2014. Dimensional Fund Advisors LP has sole voting power with respect to 895,370 shares and sole dispositive power with respect to 916,678 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Exchange Act requires that Anika Therapeutics’ officers, directors and persons who own more than 10% of Anika Therapeutics’ common stock file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Officers, directors and persons who beneficially own more than 10% of Anika Therapeutics’ common stock are also required to furnish us with a copy of all forms they file pursuant to Section 16(a) of the Exchange Act. To Anika Therapeutics’ knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(e) of the Exchange Act for the year ended December 31, 2013, no officer, director or person who owns more than 10% of Anika Therapeutics’ outstanding shares of common stock failed to file such reports on a timely basis.

 EXECUTIVE OFFICERS

The Board of Directors elects our executive officers annually at a regular meeting held immediately following the Annual Meeting of Stockholders. Such executive officers hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, unless they sooner resign or are removed from office. There are no family relationships between any of our directors, director nominees or executive officers.

The following table lists the current executive officers of Anika Therapeutics and certain information concerning the executive officers of Anika Therapeutics. It is anticipated that each of these officers will be re-appointed by the Board of Directors following the Annual Meeting:

Name	Age	Position
Charles H. Sherwood, Ph.D.	67	President and Chief Executive Officer
Carol A. Barnett	49	Chief Commercial Officer
John W. Sheets, Jr., Ph.D.	60	Chief Scientific Officer
Sylvia Cheung	39	Chief Financial Officer, Treasurer and Secretary

Dr. Sherwood’s biography is included above in the section titled “Information Regarding the Directors.”

Ms. Barnett was appointed Chief Commercial Officer of Anika in August, 2012. Ms. Barnett’s responsibilities include all global commercial and marketing functions and activities for both our Bedford, Massachusetts and Abano Terme, Italy operations. Ms. Barnett has more than 20 years business experience with the last fifteen with Medtronic, Inc. in Minneapolis, MN, a leading medical technology company. While at Medtronic, Ms. Barnett served in a variety of marketing and general management capacities including VP and General Manager of Pain Management, VP, Marketing – Gastro-Uro., VP, International-Neuromodulation, and most recently as VP Global Growth. Previously, she worked for Jockey International and Morgan Stanley, Inc. in finance roles. Ms. Barnett received her bachelor’s degree in economics (cum laude) from Carleton College (MN), and her master’s in business administration (with distinction) from Harvard Business School.

Dr. Sheets was appointed Chief Scientific Officer of Anika on September 30, 2013. Prior to joining Anika, Dr. Sheets was at Boston Scientific, where he was Senior Vice President, Corporate Research. At Boston Scientific, he was responsible for revitalizing product development by establishing new global processes, creating worldwide technology strategies, and establishing new product sourcing and development networks with a focus on emerging markets. Prior to his work at Boston Scientific, Dr. Sheets was Corporate Vice President of R&D and Chief Technology Officer for Bausch and Lomb. Dr. Sheets has also served as President of Hoya Surgical Optics and was Chief Technology Officer at ETHICON (Johnson & Johnson). Earlier in his career, he held senior leadership positions at both Alcon Laboratories and IOLAB Corporation (Johnson & Johnson). Dr. Sheets holds a B.S. (Zoology) and M.S. and Ph.D. degrees in Materials Science and Engineering from the University of Florida, Gainesville. He also completed the Program for Management Development at the Harvard Business School and the Program in Biodesign with Stanford Biodesign Executive Education.

Ms. Cheung was appointed Chief Financial Officer, Treasurer and Secretary of Anika effective April 1, 2013. Ms. Cheung served as the Company’s Vice President of Strategic Processes in 2012, and she served as General Manager for the Company’s Italy-based subsidiary, Anika Therapeutics S.r.l. from 2010 to 2011. Ms. Cheung originally joined the Company as its Controller in 2005 and, in addition to fulfilling financial responsibilities as the Controller, she led the Company’s integration of its Italian subsidiary Anika S.r.l. subsequent to its acquisition in 2009. Prior to joining Anika, she held a series of progressively responsible financial management positions at Transkaryotic Therapies, Inc. From 1995 to 2000, Ms. Cheung worked for PricewaterhouseCoopers, LLP as an Audit Senior Associate with a focus in technology companies. Ms. Cheung holds a bachelor’s of business administration in accounting from the University of Massachusetts in Amherst, a master’s in business administration from Boston University, and is a Certified Public Accountant (inactive).

COMPENSATION DISCUSSION AND ANALYSIS

This section describes and analyzes the material elements of the 2013 compensation for the Anika Therapeutics executive officers identified in the Summary Compensation Table hereunder. We refer to these individuals as the named executive officers, or “NEOs.” The Compensation Committee of the Board of Directors oversees all decisions regarding the compensation of the NEOs, including base salary, annual bonuses, equity incentives, perquisites, and other agreements and arrangements.

Philosophy and Process

The overall objective of Anika Therapeutics’ executive compensation policy is to attract and retain highly qualified executive officers and to motivate them to provide a high level of performance for the benefit of Anika Therapeutics and its stockholders. The Compensation Committee approves Anika Therapeutics’ compensation policies and oversees Anika Therapeutics’ overall compensation program. The Compensation Committee believes that to accomplish these objectives the compensation packages should provide executive officers with market competitive base salaries and the opportunity to earn additional compensation based upon Anika Therapeutics’ business progress, financial performance, and the performance of Anika Therapeutics’ common stock.

In considering compensation for Anika Therapeutics’ executive officers, the Compensation Committee relies primarily on the Company’s financial performance, an assessment of the individual’s performance and contribution to Anika Therapeutics development and achievements, and additional quantitative factors such as general compensation trends. In this regard, the Compensation Committee periodically reviews surveys of executive compensation and information concerning compensation at similarly situated companies. In completing its analysis in 2012, the Compensation Committee reviewed competitive data compiled from a peer group comprised of 17 companies of similar size and related businesses. The Company also reviewed market data from the 2011 Radford U.S. Global Life Sciences Executive Survey (the “Radford Survey”) covering over 500 companies. While the Compensation Committee does not determine compensation based on formulaic criteria, it does seek to achieve an overall compensation level approximating the industry median. In November 2013, the Compensation Committee utilized the services of Aon Consulting and approved a new peer group of 19 companies. The following is the composition of the peer groups for 2012 and 2013.

Peer Group Companies	2012	2013
Biopharmaceutical companies:
AMAG Pharmaceuticals, Inc.	x	x
Astex Pharmaceuticals, Inc.	x	x
Cadence Pharmaceuticals, Inc.		x
Cornerstone Therapeutics, Inc.	x	x
Cumberland Pharmaceuticals, Inc.		x
Dyax Corporation	x	x
Immunomedics, Inc.	x
MiMedx Group, Inc.		x
OBAGI Medical Products, Inc. *	x	x
POZEN, Inc.	x
Sucampo Pharmaceuticals, Inc.	x
Vical Incorporated	x
Zogenix, Inc.	x	x
Medical device companies:
Alphatec Holdings, Inc.		x
AtriCure, Inc.	x	x
CryoLife Inc.	x	x
Cynosure, Inc.	x	x
Derma Sciences, Inc.		x
Exactech Inc.	x	x
Harvard Bioscience Inc.	x	x
Palomar Medical Technologies, Inc. *	x	x
RTI Biologics, Inc.	x	x
SurModics, Inc.		x

*	Compensation data considered in the 2013 peer group analysis were from publicly available information prior to the company's acquisition date in 2013.

With respect to financial performance, the Company developed the 2013 budget with the knowledge that certain events could impact the achievement of the budgeted goals. These events included the continued efforts to gain U.S. approval of MONOVISC®, CINGALTM clinical trial commencement and related milestones, realization of planned operations and manufacturing gains, the ongoing development and improvement of our Italian subsidiary, as well as geographic expansion of our existing product franchises. The Compensation Committee agreed it would review actual developments and determine executive compensation based on actual performance and achievements.

Components of Compensation

The principal components of Anika Therapeutics’ compensation policy for its executive officers are base salary, cash bonuses, and equity based grants. Decisions regarding each component are made independent of any other component.

Base Salary.  The primary component of compensation for Anika Therapeutics’ executive officers is base salary. Base salary levels for Anika Therapeutics’ executive officers are determined based upon an evaluation of a number of factors, including the individual’s level of responsibility, experience and performance, and competitive market practices as determined by Anika Therapeutics’ analysis of management compensation surveys, and a review of other published data relating to executive compensation, including peer group data, and taking into account any contractual obligations. Salaries are reviewed on an annual basis.

Cash Bonus.  The second principal component of Anika Therapeutics’ compensation policy for executive officers consists of discretionary cash bonuses. The Compensation Committee considers the achievement of financial results, organizational development, business and technical development, and contribution to increasing shareholder value at its discretion to determine the amounts and the timing of the bonuses. Historically, cash bonuses for the most recently completed year are awarded contemporaneously with annual compensation reviews for the subsequent year. Bonuses are prorated in the year of hire. The Compensation Committee also grants cash bonuses for executive retention purposes, taking into account, among other things, general industry practices, special performance bonuses in exceptional circumstances, and any contractual obligations. Bonuses are not determined based on a formula, but rather by taking into account both Company and individual performance as a whole.

After the completion of the year (2013), the Compensation Committee, with the assistance of the Chief Executive Officer, reviewed the Company’s performance, as well as the individual performance of each NEO. Accomplishments that factored into the bonus and equity awards for 2013 included achievement of record revenue and earnings; exceptional product gross margin results, operating profit and net income improvements from 2012; delivering double-digit percentage growth for the combined orthobiologics, dermal, surgical and veterinary franchises; commencement of CingalTM phase III clinical trial as planned; advancing U.S. MONOVISC PMA application with the FDA leading to approval in February 2014; and finalizing legal disputes with Fidia Farmaceutici S.p.A. resulting in a cash payment to the Company. In the Compensation Committee's opinion, these accomplishments more than offset the areas in which the Company made less progress than originally anticipated in its budget from the beginning of 2013, including delays in the FDA’s approval of MONOVISC (collectively, the "2013 Results"). For 2013, the Compensation Committee determined that the Company made excellent overall progress.

Equity Based Grants.  The third principal component of Anika Therapeutics’ compensation policy for executive officers consists of grants under the Amended 2003 Plan. Under this plan, executive officers may be granted stock options or other forms of equity securities such as stock appreciation rights (“SARs”) and performance-based restricted stock. The equity component of Anika Therapeutics’ compensation policy provides the opportunity for Anika Therapeutics’ executive officers to be compensated based upon increases in the market price of Anika Therapeutics’ common stock. The Compensation Committee has delegated to the Company’s Chief Executive Officer the ability to make grants to non-officer employees under the Amended 2003 Plan. Effective April 11, 2013, the Chief Executive Officer can grant up to an annual maximum of 30,000 shares per individual and 150,000 shares per year in the aggregate, provided any such grants comply with all existing plan and statutory requirements.

Compensation of Chief Executive Officer.  In 2013, Dr. Sherwood’s annual salary was $545,230. In determining the compensation for Dr. Sherwood in 2013, the Compensation Committee evaluated corporate, individual and organizational accomplishments by Anika Therapeutics in 2012. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Executive Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies, and data from the Radford Survey.

In recognition of the corporate, individual and organizational accomplishments of Anika Therapeutics for 2013 including his leadership and contributions to the 2013 Results, in January 2014, the Compensation Committee awarded Dr. Sherwood a cash bonus of $572,492, at 150% of his target bonus.

The Compensation Committee also factored into its evaluation the aggregate value of all compensation received by the Chief Executive Officer, including the total beneficial ownership of Anika Therapeutics represented by the Chief Executive Officer’s “in-the-money” stock options as compared to the holdings of other comparably situated Chief Executive Officers, based on data from the Radford Survey.

Compensation of Chief Commercial Officer.  In 2013, Ms. Barnett’s annual salary was $302,900. In determining the compensation for Ms. Barnett in 2013, the Compensation Committee evaluated corporate, individual and organizational accomplishments by Anika Therapeutics in 2012. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Commercial Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies, and data from the Radford Survey.

In recognition of the corporate, individual and organizational achievements of Anika Therapeutics for 2013, including her contributions to the 2013 Results, in January 2014, the Compensation Committee awarded Ms. Barnett a cash bonus of $149,936 at 110% of her target bonus.

Compensation of Chief Scientific Officer. Dr. Sheets joined Anika on September 30, 2013.  In 2013, Dr. Sheets’ cash compensation was $128,462, which reflected a sign-on bonus as well as salary for the period of employment since joining the Company. The Compensation Committee took into account information regarding the compensation paid to other Chief Scientific Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies, and data from the Radford Survey.

In recognition of the corporate, individual and organizational achievements of Anika Therapeutics for 2013, in January 2014, the Compensation Committee awarded Dr. Sheets a prorated cash bonus based on date of service of $38,250 at 100% of his target bonus.

Compensation of Chief Financial Officer. In 2013, Ms. Cheung’s annual salary was $256,600. In determining the compensation for Ms. Cheung in 2013, the Compensation Committee evaluated corporate, individual and organizational accomplishments by Anika Therapeutics in 2012. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Financial Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies, and data from the Radford Survey.

In recognition of the corporate, individual and organizational achievements of Anika Therapeutics for 2013, including her contributions to the 2013 Results, in January 2014, the Compensation Committee awarded Ms. Cheung a cash bonus of $144,338, at 125% of her target bonus.

Compensation of Former Chief Financial Officer. In 2013, Mr. Quinlan received $288,915 in cash compensation, including $77,785 in annual salary and $211,130 in separation compensation based on a separation agreement entered into on February 22, 2013. Mr. Quinlan left the Company effective March 31, 2013.

Compensation of Former Chief Operating Officer.  In 2013, Mr. Luppino’s salary received was $286,768. In determining the compensation for Mr. Luppino in 2013, the Compensation Committee evaluated corporate, individual and organizational accomplishments by Anika Therapeutics in 2012, as well as other relevant benchmark data consistent with the Company’s practice. Mr. Luppino left Anika effective October 31, 2013, and became a consultant to the Company, for which he received $8,313 in 2013.

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to Anika Therapeutics’ Chief Executive Officer and to each of the other most highly compensated executive officers, to the extent such compensation exceeds $1 million per person. There is an exemption from the $1 million limit for performance-based compensation that meets certain requirements. For this purpose, certain awards made under the Second Amended 2003 Plan qualify as performance-based compensation. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting our Board’s or the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes. Considering Anika Therapeutics’ current compensation plans and policies, Anika Therapeutics and the Compensation Committee believe that, for the near future, there is little risk that Anika Therapeutics will lose any significant tax deduction relating to executive compensation. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.

Agreements with Named Executive Officers

The Company has entered into employment agreements providing severance benefits to be competitive with its peer group, for retention purposes, and to attract well qualified and talented executives. In exchange for such severance protection, these executives have agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation provisions. We believe that these agreements are fair to the executives and to our stockholders because these agreements provide relatively modest severance in exchange for the negative covenants which protect us.

Chief Executive Officer

On October 17, 2008, the Company entered into an employment agreement (the “CEO Employment Agreement”) with Dr. Charles H. Sherwood, Ph.D., President and Chief Executive Officer of the Company. Base salaries for the Senior Executives are subject to annual review by either the Board of Directors or the Compensation Committee. In addition, the Senior Executives are subject to confidentiality, non-disclosure, non-competition, non-solicitation, assignment, and arbitration provisions. Effective December 8, 2010, the Company entered into an amendment to the CEO Employment Agreement to include certain technical amendments to bring such agreement into compliance with Section 409A of the Code and the regulations thereunder. In addition to his base salary in existence at the time of the agreement, Dr. Sherwood is eligible to receive cash incentive compensation, with a discretionary bonus at a target equal to 70% of his annual base salary. Pursuant to the terms of the Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Dr. Sherwood, or the Company, Dr. Sherwood would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under the Company’s employee benefit plans. Under the terms of the CEO Employment Agreement, Dr. Sherwood would receive a gross-up payment that, on an after-tax basis, is equal to the taxes imposed on the severance payments under his Employment Agreement in the event any payment or benefit to the executive is considered an “excess parachute payment” and subject to an excise tax under the Code. Notwithstanding the foregoing, the amount of gross-up payment that Dr. Sherwood would be entitled to receive is limited to $500,000.

Subject to certain conditions, upon an involuntary termination by the Company of Dr. Sherwood’s employment without “cause” (as defined in his Employment Agreement) or a voluntary termination of employment by him for “good reason” (as defined in his Employment Agreement), Dr. Sherwood would be entitled to receive a severance amount equal to 1.5 times the sum of his current base salary and target annual bonus for the then current fiscal year and would be eligible to continue to participate in the Company’s group health, dental and vision program for 18 months. If Dr. Sherwood’s termination of employment occurs within 3 months prior to or within 12 months after a “change in control” (as defined in his Employment Agreement) and such termination is made by him for “good reason” or by the Company without “cause,” (i) Dr. Sherwood would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to two times the sum of his current base salary and target annual bonus for the then current fiscal year, (ii) all of Dr. Sherwood’s stock options and stock-based awards would immediately accelerate and become fully exercisable or non-forfeitable as of the effective date of such change in control, and (iii) Dr. Sherwood would be eligible to continue to participate in the Company’s group health, dental and vision program for 24 months, subject to certain conditions.

According to the terms of Dr. Sherwood’s equity award agreements with the Company, if Dr. Sherwood’s employment terminates due to the acceptance by the Board of Directors of his retirement from the Company in good standing on or after the date on which Dr. Sherwood has reached the age of 63, on such date of retirement the vesting of all of Dr. Sherwood’s outstanding equity awards shall automatically accelerate and shall become fully exercisable.

Chief Financial Officer

On March 22, 2010, the Company entered into an employment agreement (the “CFO Employment Agreement”) with Sylvia Cheung, Chief Financial Officer, Secretary and Treasurer. Effective December 8, 2010, the Company entered into an amendment to the Employment Agreement to include certain technical amendments to bring such agreement into compliance with Section 409A of the Code and the regulations thereunder. In addition to her base salary in existence at the time of the agreement, Ms. Cheung is eligible to receive cash incentive compensation, with a discretionary bonus at a target equal to 45% of her annual base salary. Pursuant to the terms of the CFO Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Ms. Cheung, or the Company, Ms. Cheung would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under the Company’s employee benefit plans. Under the terms of the CFO Employment Agreement, Ms. Cheung would be subject to a modified economic cutback in the event any payment or benefit to her is considered an “excess parachute payment” and subject to an excise tax under the Code.

Subject to certain conditions, upon an involuntary termination by the Company of Ms. Cheung’s employment without “cause” (as defined in the Employment Agreement) or a voluntary termination of employment by her for “good reason” (as defined in the Employment Agreement), Ms. Cheung would be entitled to receive a severance amount equal to her current base salary for the then current fiscal year and would be eligible to continue to participate in the Company’s group health, dental and vision program for 12 months. If Ms. Cheung’s termination of employment occurs within 3 months prior to or within 12 months after a “change in control” (as defined in the Employment Agreement) and such termination is either by her for “good reason” or by the Company without “cause,” (i) Ms. Cheung would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to 1.5 times the sum of her current base salary and target annual bonus for the then current fiscal year, (ii) all of Ms. Cheung’s stock options and stock-based awards would immediately accelerate and become fully exercisable or non-forfeitable as of the effective date of such change in control, and (iii) Ms. Cheung would be eligible to continue to participate in the Company’s group health, dental and vision program for 18 months, subject to certain conditions.

Second Amended and Restated 2003 Stock Option and Incentive Plan, as Amended

In 2003, Anika Therapeutics adopted the 2003 Stock Option and Incentive Plan to provide incentives to officers, employees, non-employee directors and other key persons. In 2009, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Amended 2003 Plan which was approved by the stockholders on June 5, 2009. In 2011, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Second Amended and Restated 2003 Stock Option and Incentive Plan (the “Second Amended 2003 Plan”), which was approved by the stockholders on June 7, 2011. In 2013, the Board of Directors, upon recommendation of the Compensation Committee, amended the Second Amended 2003 Plan, which was approved by the stockholders on June 18, 2013. The Second Amended 2003 Plan, as amended, is administered by the Compensation Committee of the Board of Directors, which, at its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock, unrestricted stock, performance shares and dividend equivalent rights. The Second Amended 2003 Plan provides that in the event of a “change of control,” as defined in the Second Amended 2003 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, deferred stock awards and performance share awards will automatically be deemed waived. At December 31, 2013, a total of 1,513,326 options and SARs were outstanding under the Second Amended 2003 Plan at a weighted average exercise price of $9.14, and the total number of remaining shares of common stock available for future grants was 1,266,036. See section entitled “Option Grants and Plan Awards in 2013” for information regarding grants in 2013 to our NEOs.

Risk Considerations in our Compensation Programs

The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Anika Therapeutics, Inc. (“Compensation Committee”) has reviewed and discussed with the Company’s management the section entitled “Compensation Discussion and Analysis” contained in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2014 Annual Meeting of Stockholders. This report is submitted by the following independent directors who comprise the committee:

Joseph L. Bower, Chairman	Jeffery S. Thompson	Steven E. Wheeler

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

 EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the compensation information in respect of our NEOs for the year ended December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)		Stock Awards ($) (2)		All Other Compensation ($) (3)		Total ($)
Charles H. Sherwood, Ph.D.	2013	$545,230	$572,492	$481,860		$-		$29,993	(4)	$1,629,575
President and Chief	2012	$505,447	$303,438	$-		$-		$32,592	(4)	$841,477
Executive Officer	2011	$489,254	$404,600	$535,320		$-		$50,781	(4) (5)	$1,479,955

Carol A. Barnett (9)	2013	$302,900	$149,936	$216,837		$-		$13,830		$683,503
Chief Commercial Officer

John W. Sheets Jr., Ph.D.	2013	$78,462	$38,250	$341,350	(10)	$254,600	(10)	$51,097	(6)	$763,759
Chief Scientific Officer

Sylvia Cheung	2013	$256,600	$144,338	$216,837		$-		$13,385		$631,160
Chief Financial Officer

Kevin W. Quinlan (7)	2013	$77,785	$115,566	$-		$-		$302,762	(5)	$496,113
Former Chief Financial Officer	2012	$288,753	$115,566	$-		$-		$17,252		$421,571
	2011	$280,187	$120,000	$212,393		$-		$28,804	(5)	$641,384

Frank Luppino (8)	2013	$286,768	$-	$289,116		$-		$52,719	(5)	$628,603
Former Chief Operating Officer	2012	$326,327	$102,851	$-		$-		$13,220		$442,398
	2011	$315,769	$142,650	$307,137		$-		$13,137		$778,693

(1)	The amounts in this column represent discretionary bonuses earned in the indicated year, but paid in January or February of the following year.

(2)
The amounts in this column reflect the grant date fair value computed with respect to the equity awards issued during the indicated year in accordance with ASC Topic 718. See the information appearing in Note 10 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2013 for certain assumptions made in the valuation of stock and option awards. The Company’s Board of Directors granted equity awards on January 29, 2013, June 7, 2011 and January 18, 2011, respectively. No equity awards were granted in 2012 due to two awards in the preceding year.

(3)	Unless otherwise noted, these amounts constitute group term life insurance premiums and matching contributions to Anika Therapeutics’ Employee Savings and Retirement Plan (401(k) plan).

(4)	Includes reimbursement of life insurance premium of $11,559, $11,115 and $11,115 in 2013, 2012 and 2011, respectively.

(5)	Amount includes a payment for accrued vacation earned and not taken.

(6)	Includes $50,000 signing bonus.

(7)	Mr. Quinlan left the Company effective March 31, 2013. "All Other Compensation" includes Mr. Quinlan's separation compensation.

(8)	Mr. Luppino left the Company effective October 31, 2013, and became a consultant to the Company.

(9)	Ms. Barnett’s hire date was August 20, 2012 and she was elected a Section 16 officer effective October 2, 2013.

(10)
Dr. Sheets’ hire date was September 30, 2013 and he was elected a Section 16 officer effective October 2, 2013. Equity awards granted in connection with the commencement of Dr. Sheets’ employment included 30,000 incentive stock option awards and 10,000 restricted stock awards.

Option Grants and Plan Awards in 2013

The following table sets forth each grant of equity awards made to the NEOs during the year ended December 31, 2013. All such equity awards vest over a four year period commencing on the first anniversary of the grant date.

Name	Grant Date	Exercise Price or Base of Equity Awards (1)	Number of shares underlying awards	Grant Date Fair Value of Awards
Charles H. Sherwood, Ph.D.	January 29, 2013	$10.87	100,000	$481,860
Carol A. Barnett	January 29, 2013	$10.87	45,000	$216,837
John W. Sheets, Jr., Ph.D. (2)	October 2, 2013	$25.46	40,000	$595,950
Sylvia Cheung	January 29, 2013	$10.87	45,000	$216,837
Frank Luppino (3)	January 29, 2013	$10.87	60,000	$289,116

(1)	The exercise price of each award equals the grant date closing stock price.
(2)	Equity awards granted in connection with the commencement of Dr. Sheets’ employment included 30,000 incentive stock options and 10,000 shares of restricted stock.
(3)	Mr. Luppino’s employment with the Company terminated as of October 31, 2013.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

The compensation paid to the named executive officers includes salary and bonus. See additional information regarding the salary, bonus and equity incentive compensation of our named executive officers, as well as a discussion of their employment agreements, under “Compensation Discussion & Analysis” above.

Outstanding Equity Awards at December 31, 2013

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2013.

	Outstanding Equity Awards at December 31, 2013
	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Name	Number of Securities Underlying Exercisable Options (1)	Number of Securities Underlying Unexercisable Options (1)		Option Exercise Price	Option Expiration Date	Number of Unvested Shares or Units of Stock (1)	Market Value of Unvested Shares or Units of Stock	Number of Unearned and Unvested Shares, Units, or Other Rights	Market or Payout Value of Unearned and Unvested Shares, Units, or Other Rights
Charles H. Sherwood, Ph.D.	-	100,000		$10.87	1/29/2023	-	-	-	$
	50,000	25,000	(*)	$6.99	6/07/2021	-	-	-		$-
	47,500	47,500		$6.98	1/18/2021	-	-	-		$-
	75,000	25,000		$6.36	1/26/2020	-	-	-		$-
	82,000	-		$3.05	3/02/2019	-	-	-		$-
	57,530	-	(*)	$10.99	1/31/2018	-	-	-		$-
	49,000	-		$12.36	12/14/2016	-	-	-		$-
	49,000	-		$10.51	1/26/2016	-	-	-		$-
	50,000	-		$8.71	2/10/2015	-	-	-		$-
Total	460,030	197,500				-

Carol A. Barnett	-	45,000		$10.87	1/29/2023	-	-	-		$-
	18,750	56,250		$14.75	8/20/2022	-	-	-		$-
Total	18,750	101,250				-

John W. Sheets Jr., Ph.D.	-	30,000		$25.46	10/2/2023	10,000	-	-		$-
Total	-	30,000				10,000

Sylvia Cheung	-	45,000		$10.87	1/29/2023	-	-	-		$-
	3,750	11,250		$9.10	1/25/2022	-	-	-		$-
	16,666	8,334	(*)	$6.99	6/07/2021	-	-	-		$-
	12,500	12,500		$6.98	1/18/2021	-	-	-		$-
	26,250	8,750		$6.36	1/26/2020	-	-	-		$-
	5,000	-	(*)	$10.99	1/31/2018	-	-	-		$-
	10,000	-		$12.61	8/01/2015	-	-	-		$-
Total	74,166	85,834

Frank Luppino (2)	90,000	-		$5.01	1/29/2014	-	-	-		$-
	41,250	-		$6.36	1/29/2014	-	-	-		$-
	30,000	-		$6.98	1/29/2014	-	-	-		$-
	25,000	-		$6.99	1/29/2014	-	-	-		$-
Total	186,250	-				-

(1)
Includes Equity Awards with the first vesting date starting on the first anniversary of the grant date and continuing on each subsequent anniversary until the equity award is fully vested. The grant date of each equity award is ten years prior to its expiration date. Except for three year vesting noted by an asterisk (*), all vesting periods are over four years.

(2)	Mr. Luppino left the Company effective October 31, 2013, and become a consultant to the Company.

 Equity Awards Exercises and Stock Vested

The following table provides information regarding options exercised and stock awards vested for the NEOs during the year ended December 31, 2013.

	Option Exercises and Stock Awards Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Charles H. Sherwood, Ph.D.	100,000	$911,437	-	$-
Kevin W. Quinlan (1)	160,421	$1,594,159	-	$-
Sylvia Cheung	-	-	375	$4,886

(1)	Mr. Quinlan departed the Company effective March 31, 2013.

Potential Payments Upon Termination or Change in Control

The NEOs have certain termination or change in control benefits described in the Compensation Discussion and Analysis section under “Agreements with Named Executive Officers” and “The Amended 2003 Stock Option and Incentive Plan.” The following table provides estimates of the potential payments and other post-termination benefits the NEOs would receive assuming a change in control occurred and/or their employment was terminated as of December 31, 2013:

		Termination Without Cause	Termination Upon Change in Control (1) (2)	Change in Control without Termination or Death or Disability (1) (3)
Charles H. Sherwood, Ph.D.	Salary Continuation	$817,845	$1,090,460	$-
	Additional Cash Payment	381,661	763,322	-
	Equity Awards Vesting	-	5,784,300	5,784,300
	Health Care Benefits	19,167	25,556	-
		$1,218,673	$7,663,638	$5,784,300

Sylvia Cheung	Salary Continuation	$256,600	$384,900	$-
	Additional Cash Payment	115,470	173,205	-
	Equity Awards Vesting	-	2,482,746	2,482,746
	Health Care Benefits	11,818	17,727	-
		$383,888	$3,058,578	$2,482,746

(1)
The indicated values for the accelerated vesting of stock options reflect the number of option shares which would vest on an accelerated basis, multiplied by the excess, if any, of the $38.16 closing price for the Company’s common stock as reported by NASDAQ on December 31, 2013 over the applicable exercise price for each option.

(2)
According to the terms of Dr. Sherwood’s employment agreement, in the event Dr. Sherwood becomes subject to the excise taxes imposed by Section 4999 of the Code, he would be entitled to a gross-up payment of up to $500,000. According to the terms of Ms. Cheung’s employment agreement, all payments otherwise due to these NEOs would be subject to a modified economic cutback.

(3)
According to the terms of Dr. Sherwood’s equity award agreements with the Company, if Dr. Sherwood’s employment terminates due to the acceptance by the Board of Directors of his retirement from the Company in good standing on or after the date on which Dr. Sherwood has reached the age of 63, on such date of retirement the vesting of all of Dr. Sherwood’s outstanding equity awards shall automatically accelerate and shall become fully exercisable.

Directors’ Compensation

Cash Compensation.  For 2013, each non-employee director of Anika Therapeutics received a director’s fee of $20,000. Each committee member is also entitled to annual retainers per the following schedule:

	Audit	Compensation	Governance and Nominating
Committee Chairman	$10,000	$8,000	$6,000
Committee Members	$5,000	$4,000	$3,000

In addition, each non-employee director was paid $1,500 for each Board meeting, and $1,000 for each committee meeting attended in person or regular Board meetings attended telephonically, and $500 for each special Board meeting or committee meeting attended telephonically. All non-employee directors were reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committee meetings thereof. Directors serving on committees of the Board received no additional compensation for attending any committee meeting held in connection with a meeting of the Board.

The Lead Director received an additional retainer of $15,000 in compensation for services as Lead Director.

Equity Compensation.  The Board of Directors approved a grant of 2,760 restricted stock units to each non-employee director of the Company, valued at $30,001 under the Second Amended 2003 Plan, based on the fair market value of the Company’s stock on January 29, 2013, the date of grant for the existing directors. The restricted stock units granted to each non-employee director in 2013 vest in four equal yearly installments from the date of grant. Annually, each non-employee director shall be eligible for an annual grant of equity awards in an amount approximately equal to $30,000, which shall vest in three or four equal yearly installments from the date of grant, as may be determined by the Board of Directors.

The following table summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2013.

					Aggregate Number of Shares Outstanding
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Total ($)	Options	Restricted Stock Units
Joseph L. Bower	57,000	30,001	-	87,001	4,585	6,116
Raymond J. Land	41,500	30,001	-	71,501	7,810	6,116
John C. Moran	37,000	30,001	-	67,001	6,040	6,116
Jeffery S. Thompson	31,000	30,001	-	61,001	-	7,165
Steven E. Wheeler	36,000	30,001	-	66,001	4,585	6,116

(1)
An amount of 2,760 restricted stock units were awarded per director on January 29, 2013, based on the closing price of $10.87 per share, and which vest annually in four equal installments, starting on January 29, 2014. The amounts in this column reflect the grant date fair value computed with respect to the restricted stock units, made during the indicated year in accordance with ASC Topic 718. See the information appearing in Note 10 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2013 for certain assumptions made in the valuation of these restricted stock unit awards.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee as of December 31, 2013 consisted of Dr. Bower, Mr. Thompson and Mr. Wheeler. None of these individuals is or formerly was an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

During the fiscal year ended December 31, 2013, none of our executive officers served as: (i) a member of the Compensation Committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. During the years 2002 through 2013, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP (“PwC”). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal controls and disclosure controls and procedures. PwC is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Accounting Oversight Board (“PCAOB”). Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, has discussed with PwC its independence in relation to the Company, and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Anika Therapeutics’ audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Raymond J. Land, Chairman	Joseph L. Bower	John C. Moran

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s stockholders for ratification because the Company values the views of its stockholders. In the event that stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment of PricewaterhouseCoopers LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and voting on the matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of PricewaterhouseCoopers LLP (“PwC”) has served as Anika Therapeutics’ principal independent auditor since 2002. A representative of PwC is expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Fees Paid to Anika Therapeutics’ Principal Independent Auditor

The following table summarizes the fees that Anika Therapeutics paid or accrued for audit and other services provided by its principal independent auditor for each of the last two years:

Fee Category	2013	2012
Audit fees	$598,775	$622,500
Audit-related fees	-	-
Tax fees	135,500	28,825
All other fees	-	-
Total fees	$734,275	$651,325

For purposes of the preceding table:

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports of Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those years. Audit fees also include the audit of the effectiveness of internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees consist of fees for tax compliance, tax advice and tax planning services for those years.

 In considering the nature of the services provided by the principal independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Anika Therapeutics’ management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent auditor unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the Audit Committee approves the retention of the independent auditor to audit our financial statements, including the associated fee. The Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable. Since May 2003, each new engagement of PwC has been approved in advance by the Audit Committee.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing Anika Therapeutics’ stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. Accordingly, the following resolution is submitted for a stockholder vote at the 2014 Annual Meeting:

“RESOLVED, that the stockholders of Anika Therapeutics, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for this Annual Meeting.”

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of Anika Therapeutics and its stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its objectives.

This vote is only advisory and will not be binding upon Anika Therapeutics or the Board of Directors. However, the Board of Directors values constructive dialogue on executive compensation, and on other important governance topics, with Anika Therapeutics’ stockholders and encourages all stockholders to vote their shares on this matter.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting and voting on the matter is required to approve this resolution. While this vote is required by law, it will neither be binding on Anika Therapeutics or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Anika Therapeutics or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF ANIKA THERAPEUTICS’ NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS RESOLUTION.

 OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION EXPENSES

All costs of solicitation of proxies will be borne by Anika Therapeutics. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone, e-mail and facsimile. Anika Therapeutics may retain a proxy solicitation firm to assist in the solicitation of proxies for a fee plus reimbursement of expenses.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders must be received by Anika Therapeutics on or before December 24, 2014 in order to be considered for inclusion in our proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in our proxy statement and form of proxy, and proposals should be directed to: Secretary, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. A stockholder who wishes to present a proposal at the next Annual Meeting of Stockholders, other than a proposal to be considered for inclusion in our proxy statement described above, must have the proposal delivered personally to or mailed to and received by the Secretary, Anika Therapeutics, Inc. 32 Wiggins Avenue, Bedford, Massachusetts 01730 U.S.A. We must receive the proposal on or before March 24, 2015; provided, however, that such proposal shall not be required to be given more than sixty (60) days prior to the Annual Meeting of Stockholders. The proposal must also comply with the other requirements contained in our Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF ANIKA THERAPEUTICS’ ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2013, BY WRITING TO THE SECRETARY, ANIKA THERAPEUTICS, INC., 32 WIGGINS AVENUE, BEDFORD, MA 01730 U.S.A.

THIS PROXY STATEMENT, A FORM OF PROXY AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxyvote.com and http://www.anikatherapeutics.com/proxy2014.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE YOUR PROXY AS INDICATED IN THIS PROXY STATEMENT.  YOUR PROXY IS REVOCABLE UP TO THE TIME SET FORTH IN THIS PROXY STATEMENT AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

ANIKA THERAPEUTICS, INC.
Attn: SYLVIA CHEUNG
32 WIGGINS AVE.
BEDFORD, MA 01730

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Mr. Steven E. Wheeler 02 Dr. Charles H. Sherwood

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
3. ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

02 0000000000

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000212268_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

ANIKA THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 5, 2014 11:30 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Proxy Statement furnished herewith, revoking all prior proxies, hereby appoints Dr. Charles H. Sherwood and Ms. Sylvia Cheung, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the 2014 Annual Meeting of Stockholders of Anika Therapeutics, Inc. (the "Company") to be held at the Company's office, 32 Wiggins Avenue, Bedford, MA 01730 on Thursday, June 5, 2014, at 11:30 a.m. local time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side. Any proxy may be revoked by a stockholder by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company before the taking of the vote at the 2014 Annual Meeting, by properly casting a new vote via the Internet or Telephone at any time before the closure of the Internet or Telephone facilities, or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "for" the election of directors, "for" items 2 and 3, in each case, in accordance with the Board of Directors' recommendations, and voted in accordance with the discretion of the persons named as proxies on any other matters that may properly come before the annual meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000212268_2 R1.0.0.51160